Exhibit 99.1

On November 10, 2006, the Board of Directors of East Kansas Agri-Energy, LLC, announced a cash distribution in the amount of $207.00 per membership unit for a total distribution of $4,532,886 to its unit holders of record as of September 30, 2006.  The Company expects to pay the distribution before the end of November 2006.